Exhibit 3.1

EXCEL TRUST, INC.

ARTICLES SUPPLEMENTARY

7.00% SERIES A CUMULATIVE CONVERTIBLE

PERPETUAL PREFERRED STOCK

JANUARY 28, 2011

Excel Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article VI of the charter of the Company (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors, by resolutions duly adopted on or as of January 13, 2011, has authorized the classification and designation of up to 4,000,000 shares (inclusive of any over-allotment option granted to the initial purchasers) of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), as a separate class of Preferred Stock, the issuance of a maximum of 4,000,000 shares (inclusive of any over-allotment option granted to the initial purchasers) of such class of Preferred Stock, and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, among other things, all powers of the Board of Directors with respect to (i) setting the number of shares of the Preferred Stock to be classified and designated, up to a maximum of 4,000,000 shares (inclusive of any over-allotment option granted to the initial purchasers) of Preferred Stock, (ii) choosing the cumulative dividend percentage for the Preferred Stock, (iii) selecting the dates on which dividends will be paid on the Preferred Stock, (iv) establishing the price per share for the Preferred Stock, (v) authorizing, approving and filing these Articles Supplementary with the Department, and (vi) authorizing and approving all such other actions as the Committee may deem necessary or desirable in connection with the classification, authorization, issuance, offer, and sale of the Preferred Stock.

SECOND: The Committee has unanimously adopted resolutions classifying and designating the Preferred Stock as a separate class of Preferred Stock to be known as the “7.00% Series A Cumulative Convertible Perpetual Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, and authorizing the issuance of up to 2,300,000 shares (inclusive of any over-allotment option granted to the initial purchasers) of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock.

THIRD: The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 7.00% Series A Cumulative Convertible Perpetual Preferred Stock are as follows (the “Series A Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of Sections or subsections thereof:

SECTION 1. Designation and Number. A series of Preferred Stock, designated the “7.00% Series A Cumulative Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock initially shall be 2,300,000.

SECTION 2. Rank. The Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company: (i) senior to all classes or series of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and all classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company (the “Junior Shares”); (ii) on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series A Preferred Stock prior to conversion or exchange. The Series A Preferred Stock will rank junior in right of payment to the Company’s other existing and future debt obligations.

SECTION 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $1.75 per share of the Series A Preferred Stock). Such dividends per share shall accrue and be cumulative from and including the date of original issuance thereof and shall be payable quarterly in arrears on each Dividend Payment Date (as defined below), commencing April 15, 2011; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). In addition, the dividend rate will be subject to adjustment from time to time in accordance with the terms and conditions of the Registration Rights Agreement, to be dated as of the initial closing date, which is expected to be January 28, 2011 (the “Registration Rights Agreement”), by and among the Company and the Initial Purchasers (as defined in the Registration Rights Agreement) for the benefit of themselves and the holder or holders, as the case may be, from time to time of any Registrable Securities (as defined in the Registration Rights Agreement), including the Series A Preferred Stock and the Common Stock issuable upon conversion thereof. In no event, however, shall the dividend rate be increased by more than 0.50% per annum as set forth in the Registration Rights Agreement. Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date, which shall be equal to the greatest dividend per share payable on any such share on such date. Accordingly, notwithstanding anything to the contrary set forth herein, each share of Series A Preferred Stock issued and outstanding on the record date for the first dividend payment on the Series A Preferred Stock following the initial issuance of shares of Series A Preferred Stock, which is expected to be on January 28, 2011, shall accrue dividends from the earliest date on which any shares of the Series A Preferred Stock were issued (which is expected to be January 28, 2011), and shall receive the same dividend payment regardless of the date on which such share was actually issued. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 35 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the 15th calendar day of each January, April, July and October, commencing on April 15, 2011. “Dividend Period” shall mean the respective period commencing on and including the 16th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the date of original issuance of the Series A Preferred Stock and end on and include April 15, 2011, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the day preceding the call date with respect to the shares of Series A Preferred Stock being redeemed).

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, or whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set aside for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to dividends or upon liquidation, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid or made available for a sinking fund for the redemption of such shares) by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, and except for the acquisition of shares of the Series A Preferred Stock, shares of Preferred Stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation or Junior Shares, pursuant to the provisions of Article VII of the Charter or Section 7 hereof to ensure the Company’s continued status as a real estate investment trust for federal income tax purposes or comparable provisions of the Charter now or hereafter existing), unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set aside for such payment.

(d) When dividends are not paid in full (and a sum sufficient for such full payment is not so set aside) upon the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

SECTION 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Company’s total liabilities.

SECTION 5. Optional Redemption / Fundamental Change Optional Redemption.

(a) The Company shall have the right to redeem shares of the Series A Preferred Stock in order to preserve the Company’s status as a REIT for federal tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the liquidation preference of the Series A Preferred Stock to be redeemed plus an amount equal to all accrued and unpaid dividends up to, but not including, the date fixed for redemption, without interest; provided that if the redemption date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Company shall pay such dividends to the holder of record of such shares of Series A Preferred Stock on the Dividend Record Date, and the redemption price shall be equal to 100% of the liquidation preference of the Series A Preferred Stock to be redeemed.

(b) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method determined by the Company that will not result in a violation of the Series A Ownership Limit or the Aggregate Stock Ownership Limit (each, as defined in Section 7(a)). If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock would have actual ownership, Beneficial Ownership or Constructive Ownership (each, as defined in Section 7(a)) in excess of the Series A Ownership Limit, the Aggregate Stock Ownership Limit or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(b)(vii) because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will hold an amount of Series A Preferred Stock in excess of the applicable ownership limit subsequent to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (ii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as no dividends are in arrears, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(c) Upon the occurrence of a Fundamental Change (as defined in Section 8 below), if the holder of the Series A Preferred Stock chooses not to exercise its special conversion right in connection with a Fundamental Change as described below, the Company shall have the option (the “Fundamental Change Optional Redemption Right”), upon giving notice as provided below, to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the date on which the Fundamental Change occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series A Preferred Stock (whether or not earned or declared), to, but not including, the redemption date (the “Fundamental Change Redemption Price”). The following provisions (and Sections 5(d) and (e) below) set forth the procedures for redemption pursuant to the Fundamental Change Optional Redemption Right.

(i) A notice of redemption shall be delivered not less than 30 nor more than 60 days prior to the redemption date to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Company’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date, which shall be a Business Day; (B) the Fundamental Change Redemption Price; (C) the place or places where the certificates, if any, representing the shares of Series A Preferred Stock are to be surrendered for payment of the Fundamental Change Redemption Price; and (D) that dividends on the shares to be redeemed shall cease to accrue on such redemption date except as otherwise provided herein.

(ii) At its election, the Company, prior to a redemption date, may irrevocably deposit the Fundamental Change Redemption Price (including accrued and unpaid dividends to the redemption date) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the Fundamental Change Redemption Price and (C) require such holders to surrender the certificates, if any, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the Fundamental Change Redemption Price (including all accrued and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.

(iii) Upon the redemption of Series A Preferred Stock, the Company shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the redemption date. If the redemption date falls after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, then each holder of the Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock before such Dividend Payment Date. Except as provided in the preceding two sentences and Section 5(c)(iv), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series A Preferred Stock called for redemption.

(iv) If full cumulative dividends on the Series A Preferred Stock and any other series or class or classes of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company have not been paid or declared and set aside for payment, the Company may not, in the exercise of the Fundamental Change Optional Redemption Right, purchase, redeem or otherwise acquire shares of the Series A Preferred Stock or any series or class or classes of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company other than in exchange for the Junior Shares; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series A Preferred Stock in excess of the limits in the Charter pursuant to the provisions of Article VII of the Charter or Section 7 hereof to ensure the Company’s continued status as a real estate investment trust for federal income tax purposes or comparable provisions of the Charter now or hereafter existing.

(v) On and after the date fixed for redemption, provided that the Company has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Dividend Payment Date, holders of Series A Preferred Stock on the applicable record date shall be entitled on such Dividend Payment Date to receive the dividend payable on such shares on the corresponding Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of

Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(e) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

(f) The Series A Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Series A Ownership Limit shall be subject to the provisions of this Section 5 and Section 7 of these Articles Supplementary.

SECTION 6. Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 6.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting together as a single class with all other classes or series of preferred stock of the Company upon which like voting rights have been, or are at any time, conferred and are exercisable (“Parity Voting Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Series A Preferred Stock and Parity Voting Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the number of directors comprising the entire Board of Directors will be increased by two.

(c) The Preferred Directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 6(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series A Preferred Stock and each such class or series of outstanding Parity Voting Preferred have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and Parity Voting Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Voting Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Parity Voting Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Voting Preferred, by plurality vote, voting together as a single class without regard to class or series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series A Preferred Stock and Parity Voting Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Stock and Parity Voting Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Parity Voting Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Parity Voting Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Parity Voting Preferred that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Stock and all classes or series of Parity Voting Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series A Preferred Stock and the Parity Voting Preferred to elect such additional two directors shall immediately cease (subject to re-vesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Parity Voting Preferred entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they only have the voting rights described above and by the majority vote of the Series A Preferred Stock and each other class or series of Parity Voting Preferred upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series A Preferred Stock and such Parity Voting Preferred are entitled to vote thereon. Each of the Preferred Directors shall be entitled to one vote on any matter.

(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Notwithstanding the foregoing, if the occurrence of any Event set forth in (i) or (ii) above materially and adversely affects the rights, preferences, privileges or voting power of any of the Series A Preferred Stock disproportionately relative to other classes or series of preferred stock on parity with the Series A Preferred Stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock shall be required, subject, however, to the proviso which appears immediately following such clauses above. Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to: (a) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (b) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or (c) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (a), (b) or (c) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(g) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

SECTION 7. Restrictions on Transfer and Ownership of Shares.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Aggregate Stock Ownership Limit” has the meaning set forth in Article VII of the Charter.

“Beneficial Ownership” shall mean ownership of shares of Series A Preferred Stock by a Person who is or would be treated as an owner of such shares of Series A Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” has the meaning set forth in Article VII of the Charter.

“Capital Stock” has the meaning set forth in Article VII of the Charter.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

“Common Stock Ownership Limit” has the meaning set forth in Article VII of the Charter.

“Constructive Ownership” shall mean ownership of shares of Series A Preferred Stock by a Person who is or would be treated as an owner of such shares of Series A Preferred Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a stockholder of the Company for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7(b)(vii) of these Articles Supplementary.

“Excepted Holder Limit” shall mean for each Excepted Holder, the percentage limit established by the Board of Directors pursuant to Section 7(b)(vii) of these Articles Supplementary, which limit may be expressed, in the discretion of the Board of Directors, as one or more percentages and/or numbers of shares of Series A Preferred Stock, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7(b)(vii) and subject to adjustment pursuant to Section 7(b)(viii) of these Articles Supplementary.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Initial Date” has the meaning set forth in Article VII of the Charter.

“Market Price” on any date shall mean, with respect to the outstanding shares of Series A Preferred Stock, the Closing Price for such Series A Preferred Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Series A Preferred Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Series A Preferred Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Series A Preferred Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Series A Preferred Stock is listed or admitted to trading or, if such Series A Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Series A Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Series A Preferred Stock selected by the Board of Directors or, in the event that no trading price is available for such Series A Preferred Stock, the fair market value of the Series A Preferred Stock, as determined in good faith by the Board of Directors.

“NYSE” shall mean the New York Stock Exchange.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7(b), would Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the amounts permitted under Section 7(b)(i), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Series A Preferred Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

“Series A Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive, and subject to adjustment from time to time by the Board of Directors in accordance with Section 7(b)(viii)) of the aggregate of the outstanding shares of Series A Preferred Stock of the Company, excluding any such outstanding Series A Preferred Stock which is not treated as outstanding for federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Series A Preferred Stock by any Person, shares of Series A Preferred Stock that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed to be outstanding. The value of shares of Series A Preferred Stock of the Company shall be the Market Price therefor.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Series A Preferred Stock or the right to vote or receive dividends on Series A Preferred Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Series A Preferred Stock or any interest in Series A Preferred Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Series A Preferred Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean any trust provided for in Section 7(c)(i) of these Articles Supplementary.

“Trustee” shall mean the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

(b) Series A Preferred Stock.

(i) Ownership Limitations. Prior to the Restriction Termination Date, but subject to Section 7(d):

(A) Basic Restrictions.

(1) The Series A Preferred Stock constitutes a class or series of Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the Series A Preferred Stock, being Capital Stock, shall be subject to the Aggregate Stock Ownership Limit applicable with respect to Capital Stock generally and all other restrictions and limitations on the Transfer and ownership of Capital Stock set forth in the Charter and applicable to Capital Stock. In addition, (i) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Ownership Limit and (ii) no Excepted Holder shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(2) No Person shall Beneficially or Constructively Own shares of Series A Preferred Stock to the extent that, taking into account other Capital Stock of the Company Beneficially Owned by such Person, such Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(3) Any Transfer of shares of Series A Preferred Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

(B) Transfer in Trust. If any Transfer of shares of Series A Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Series A Preferred Stock in violation of Section 7(b)(i)(A)(1) or (2),

(1) then that number of shares of the Series A Preferred Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7(b)(i)(A)(1) or (2) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(2) if the transfer to the Trust described in clause (1) of this sentence would not be effective for any reason to prevent the violation of Section 7(b)(i)(A)(1) or (2), then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i)(A)(1) or (2) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

(3) In determining which shares of Series A Preferred Stock are to be transferred to a Trust in accordance with this Section 7(b)(i)(B) and Section 7(c) hereof, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except as provided in Section 7(b)(vi)) and, to the extent not inconsistent therewith, on a pro rata basis.

(4) To the extent that, upon a transfer of shares of Series A Preferred Stock pursuant to this Section 7(b)(i)(B), a violation of any provision of Section 7(b)(i)(A) would nonetheless be continuing (as, for example, where the ownership of shares of Series A Preferred Stock by a single Trust would result in the shares of Capital Stock being Beneficially Owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than 100 persons), then shares of Series A Preferred Stock shall be transferred to that number of Trusts, each having a Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 7(b)(i)(A) hereof.

(ii) Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7(b)(i) or that a Person intends or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Series A Preferred Stock in violation of Section 7(b)(i) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable, in its sole and absolute discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7(b)(i) shall automatically result in the transfer to the Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(iii) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock that will or may violate Section 7(b)(i)(A) or any Person who would have owned shares of Series A Preferred Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7(b)(i)(B) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(iv) Owners Required To Provide Information. Prior to the Restriction Termination Date:

(A) every owner of one-half percent or more (or such higher percentage as permitted by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Series A Preferred Stock, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of shares of each class or series of Series A Preferred Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide promptly to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Series A Ownership Limit; and

(B) each Person who is a Beneficial Owner or Constructive Owner of shares of Series A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Series A Preferred Stock for a Beneficial Owner or Constructive Owner shall, on demand, provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(v) Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7(b) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

(vi) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7, including Section 7(b), Section 7(c), or any definition contained in Section 7(a), or any defined term used in this Section 7 but defined elsewhere in the Charter, the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation, or the meaning of such defined term, based on the facts known to it. In the event Section 7(b) or Section 7(c) requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7(a), 7(b) or 7(c). Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)(ii)) acquired Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series A Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.

(vii) Exceptions.

(A) Subject to Section 7(b)(i)(A)(2), the Board of Directors of the Company, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Series A Ownership Limit and/or the Aggregate Stock Ownership Limit, as applicable, and may establish or increase an Excepted Holder Limit for such Person, if:

(1) the Board of Directors determines, based on representations and undertakings from such Person to the extent required by the Board of Directors and as are reasonably necessary to ascertain, that no Individual’s Beneficial Ownership or Constructive Ownership of such shares of Series A Preferred Stock will violate Section 7(b)(i)(A)(2) as a result of such exemption, establishment or increase of the Excepted Holder Limit;

(2) the Board of Directors determines that such Person does not, and such Person represents that it will not, actually own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or Constructively Own more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, and the Board of Directors obtains such representations and undertakings from such Person, as and to the extent, if at all, determined by the Board of Directors to be required or reasonably necessary to ascertain this fact (for this purpose, in the Board of Director’s sole and absolute discretion, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Company, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT shall not be treated as a tenant of the Company); and

(3) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7(b)(i) through 7(b)(vi)) will result in such shares of Series A Preferred Stock being automatically transferred to a Trust in accordance with Sections 7(b)(i)(B) and 7(c).

(B) Prior to granting any exception pursuant to Section 7(b)(vii)(A), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(C) Subject to Section 7(b)(i)(A)(2), an underwriter which participates in a public offering or a private placement of Series A Preferred Stock (or securities convertible into or exchangeable for Series A Preferred Stock), or an initial purchaser of Series A Preferred Stock (or securities convertible into or exchangeable for Series A Preferred Stock) in a transaction reliant upon Rule 144A promulgated under the Act or any successor provision of similar import, may Beneficially Own or Constructively Own shares of Series A Preferred Stock (or securities convertible into or exchangeable for Series A Preferred Stock) in excess of the Series A Ownership Limit, the Aggregate Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction.

(D) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Series A Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable.

(E) For the avoidance of doubt, references in this Section 7(b)(vii) to the “Board of Directors” shall be deemed to include not only the Board of Directors but also any duly authorized committee thereof.

(viii) Increase or Decrease in Series A Ownership Limit. Subject to Section 7(b)(i)(A)(2) and the rest of this Section 7(b)(viii), the Board of Directors may, in its sole discretion, from time to time increase or decrease the Series A Ownership Limit for one or more Persons; provided, however, that a decreased Series A Ownership Limit will not be effective for any Person who actually owns, Beneficially Owns or Constructively Owns, as applicable, shares of Series A Preferred Stock in excess of such decreased Series A Ownership Limit at the time such limit is decreased, until such time as such Person’s actual ownership, Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock, as applicable, equals or falls below the decreased Series A Ownership Limit, but any further acquisition of shares of Series A Preferred Stock or increased actual ownership, Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock will be in violation of the Series A Ownership Limit and, provided further, that the new Series A Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

(ix) Legend. Each certificate representing shares of Series A Preferred Stock, if any, shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Restrictions on Ownership and Transfer

THE SHARES OF 7.00% SERIES A CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK (“SERIES A PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (i) NO PERSON MAY

BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF SERIES A PREFERRED STOCK OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK (INCLUDING, WITHOUT LIMITATION, SERIES A PREFERRED STOCK) OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT, TAKING INTO ACCOUNT OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS (AS DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES A PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES A PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) THROUGH (iii) ABOVE ARE VIOLATED, THE SHARES OF SERIES A PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION, IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED

TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK OF THE COMPANY ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Classes of Stock

THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS OR SERIES, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OR SERIES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OR SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF SUCH CLASS OR SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

Instead of the foregoing legends, a certificate may state that the Company will furnish a full statement about certain restrictions on ownership and transfer of the shares, and the other information required by Section 2-211 of the MGCL, to a stockholder on request and without charge.

(c) Transfer of Series A Preferred Stock in Trust.

(i) Ownership in Trust. Upon any purported Transfer or other event described in Section 7(b)(i)(B) that would result in a transfer of shares of Series A Preferred Stock to a Trust, such shares of Series A Preferred Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7(b)(i)(B). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi).

(ii) Status of Shares Held by the Trustee. Shares of Series A Preferred Stock held by the Trustee shall be issued and outstanding shares of Series A Preferred Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Series A Preferred Stock.

(iii) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the shares of Series A Preferred Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Series A Preferred Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Series A Preferred Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 7, until the Company has received notification that shares of Series A Preferred Stock have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person or persons, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7(b)(i)(A). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7(c)(iii). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Purchase Right in Series A Preferred Stock Transferred to the Trustee. Shares of Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise, gift or other transaction, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7(c)(iii). The Company shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Series A Preferred Stock held in the Trust would not violate the restrictions set forth in Section

7(b)(i)(A) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before the automatic transfer provided for in Section 7(b)(i)(B)(1) shall make such transfer ineffective, provided that the Company thereafter makes such designation and appointment.

(d) NYSE Transactions. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 7 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 7.

(e) Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 7.

(f) Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

(g) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provision shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

(h) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series A Preferred Stock notwithstanding any contrary provisions of the Series A Preferred Stock provided for elsewhere in these Articles Supplementary.

SECTION 8. Conversion Rights.

(a) Definitions. For the purposes of this Section 8 of these Articles Supplementary, the following terms shall have the following meanings:

“Closing Sale Price” per share of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if the Common Stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Conversion Date” has the meaning set forth in Section 8(b)(ii) of these Articles Supplementary.

“Conversion Option” means the Company’s option to convert some or all of the Series A Preferred Stock into that number of shares of Common Stock that are issuable at the then-applicable conversion rate as described in Section 8(c) of these Articles Supplementary.

“Conversion Price” per share of Series A Preferred Stock as of any date means the liquidation preference of such share of Series A Preferred Stock divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 1.6667 shares of Common Stock per $25.00 liquidation preference, subject to adjustment in certain events as set forth in this Section 8 of these Articles Supplementary.

“DTC” means The Depository Trust Company or any successor entity.

“Fundamental Change” shall mean the occurrence of any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions) other than the Company, Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), or any of the Company’s or the Operating Partnership’s majority-owned subsidiaries, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power in the aggregate of all classes of the Company’s capital stock then outstanding and entitled to vote generally in the election of directors (for the avoidance of doubt, the ownership of limited partnership units of the Operating Partnership will not be deemed to constitute beneficial ownership of the Company’s capital stock);

(ii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets to any person (other than a direct or indirect wholly owned subsidiary of the Company’s), other than:

(A) any transaction pursuant to which the holders of the Company’s capital stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction (for the avoidance of doubt, “voting stock” shall mean the capital stock of such person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the board of directors, or comparable governing body, of such person); or

(B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(iii) the Company approves a plan of liquidation or dissolution; or

(iv) the Common Stock ceases to be listed on the NYSE or another national securities exchange or quoted on NASDAQ or an over-the-counter market in the United States.

For purposes of the foregoing, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or any successor provisions, except that a person shall be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any successor provisions.

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a U.S. company traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with a merger or consolidation that would otherwise constitute a Fundamental Change) and (ii) as a result of such transaction or transactions the shares of Series A Preferred Stock become convertible into such publicly traded common stock.

“Fundamental Change Conversion Date” means the date set forth in the notice described in Section 8(k)(iv) of these Articles Supplementary, which shall be no less than 15 days after the date on which the Company gives such notice and no later than the effective date of the Fundamental Change.

“Fundamental Change Conversion Right” has the meaning set forth in Section 8(k)(i) of these Articles Supplementary.

“Market Price” means, with respect to any Fundamental Change Conversion Date, the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change

Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such ten Trading Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate as described under Section 8(h); provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

“NYSE” means the New York Stock Exchange.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(b) Conversion at Holder’s Option.

(i) Holders of shares of Series A Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of Series A Preferred Stock into Common Stock at the then applicable Conversion Rate.

(ii) The Company shall not issue fractional shares of Common Stock upon the conversion of shares of Series A Preferred Stock. Instead, the Company shall pay the cash value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day (as defined in this Section 8) immediately prior to (A) the date on which the certificate or certificates representing the shares of Series A Preferred Stock to be converted are surrendered, accompanied by a written notice of conversion and any required transfer taxes (the “Conversion Date”), or (B) the Effective Date for the Company’s Conversion Option, as the case may be.

(iii) A holder of shares of Series A Preferred Stock is not entitled to any rights of a common stockholder of the Company until such holder of shares of Series A Preferred Stock has converted its shares of Series A Preferred Stock or unless the Company has exercised its Conversion Option, and only to the extent the shares of Series A Preferred Stock are deemed to have been converted into shares of Common Stock under these Articles Supplementary.

(iv) Notwithstanding anything herein to the contrary, holders of shares of Series A Preferred Stock may not convert their outstanding shares of Series A Preferred Stock into Common Stock if such conversion would cause the holder (or any other person) to violate the Aggregate Stock Ownership Limit or Common Stock Ownership Limit (as defined in Article VII of the Charter) or otherwise result in the Company failing to qualify as a REIT.

(v) Holders’ Conversion Procedures.

(A) Holders of shares of Series A Preferred Stock may convert some or all of their shares by surrendering to the Company at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series A Preferred Stock to be converted, accompanied by a written notice stating that the holder of shares of Series A Preferred Stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this Section 8 and specifying the name or names in which the holder of shares of Series A Preferred Stock wishes the certificate or certificates for the shares of Common Stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of Series A Preferred Stock, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than such transfer taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock. The date on which the Company has received all of the surrendered certificate or certificates the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to the Company’s satisfaction that those taxes have been paid, shall be deemed the Conversion Date with respect to a share of Series A Preferred Stock. As promptly as practicable after the Conversion Date with respect to any shares of Series A Preferred Stock, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holders of shares of such Series A Preferred Stock, or the transferee of the holder of such shares of Series A Preferred Stock, shall be entitled and (B) if less than the full number of shares of Series A Preferred Stock represented by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion shall be deemed to have been made at the close of business on the Conversion Date so that the rights of the holder of shares of Series A Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time on that date.

(B) In lieu of the foregoing procedures, if the Series A Preferred Stock is held in global certificate form, the holder of shares of Series A Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series A Preferred Stock represented by a global stock certificate of the Series A Preferred Stock.

(C) If any shares of Series A Preferred Stock are to be converted pursuant to the Company’s Conversion Option, the right of a holder of such to voluntarily convert those shares of Series A Preferred Stock shall terminate if the

Company has not received the conversion notice of such holder of such shares of Series A Preferred Stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to the Company’s Conversion Option.

(D) If more than one share of Series A Preferred Stock is surrendered for conversion by the same holder at the same time, the number of whole shares of Common Stock issuable upon conversion of those shares of Series A Preferred Stock shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

(c) Company Conversion Option.

(i) On or after April 1, 2014, the Company may exercise its Conversion Option, as described below, but only if (A) the Closing Sale Price of the Common Stock equals or exceeds 140% of the then-applicable Conversion Price per share of the Series A Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately prior to the Company’s issuance of a press release announcing the exercise of its Conversion Option as described below in paragraph (iii); and (B) on or prior to the Effective Date of the exercise of its Conversion Option, the Company has either declared and paid, or declared and set aside for payment, any unpaid dividends that are in arrears on the Series A Preferred Stock.

(ii) If the Company converts less than all of the outstanding shares of Series A Preferred Stock, the Company’s transfer agent shall select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. The Company may convert the Series A Preferred Stock only in a whole number of shares of Series A Preferred Stock. If a portion of a holder’s Series A Preferred Stock is selected for partial conversion by the Company and the holder converts a portion of such Series A Preferred Stock, the number of shares of Series A Preferred Stock subject to conversion by the Company shall be reduced by the number of shares that the holder converted.

(iii) Company’s Conversion Procedures.

(A) To exercise its Conversion Option described above, the Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 8(c)(i) are met, announcing such conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of Series A Preferred Stock (not more than four Trading Days after the date of the press release) and, if required by the rules and regulations of the SEC, the Company shall file a Current Report on Form 8-K

(or make such other filing on an appropriate form as may be permitted by the rules and regulations of the SEC), of the exercise of the Company’s Conversion Option announcing its intention to convert Series A Preferred Stock. The “Effective Date” for the Company’s Conversion Option shall be the date that is five Trading Days after the date on which the Company issues such press release.

(B) In addition to any information required by applicable law or regulation, the press release and notice of the exercise of the Company’s Conversion Option referred to in paragraph (iii) above shall state, as appropriate: (A) the Effective Date for its Conversion Option; (B) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; (C) the number of shares of Series A Preferred Stock to be converted; and (D) that dividends on the shares of Series A Preferred Stock to be converted shall cease to accrue on the Effective Date for the Company’s Conversion Option (and no dividends on such converted shares shall be payable except as provided in these Articles Supplementary).

(d) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights out of the Company’s authorized but unissued shares of capital stock, for issuance upon the conversion of shares of Series A Preferred Stock, a number of the Company’s authorized but unissued shares of Common Stock that shall from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock.

(e) Compliance with Laws; Validity, etc., of Common Stock. Before the delivery of any securities upon conversion of shares of Series A Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations. All shares of Common Stock delivered upon conversion of shares of Series A Preferred Stock shall, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

(f) Payment of Dividends Upon Conversion: Optional Conversion.

(i) If a holder of shares of Series A Preferred Stock exercises its conversion rights, upon delivery of the shares of Series A Preferred Stock for conversion, those shares of Series A Preferred Stock shall cease to cumulate dividends as of the end of the Conversion Date, and the holder of shares of Series A Preferred Stock shall not receive any cash payment in an amount equal to accrued and unpaid dividends on the shares of Series A Preferred Stock, except in those limited circumstances discussed below in this Section 8(f). Except as provided below in this Section 8(f), the Company shall make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock converted at the election of holders of such shares.

(ii) If the Company receives a conversion notice before the close of business on a Dividend Record Date, the holder of shares of Series A Preferred Stock shall not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding Dividend Payment Date.

(iii) If the Company receives a conversion notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder of shares of Series A Preferred Stock on the Dividend Record Date will receive on that Dividend Payment Date accrued dividends on those shares of Series A Preferred Stock, notwithstanding the conversion of those shares of Series A Preferred Stock prior to that Dividend Payment Date, because that holder of shares of Series A Preferred Stock will have been the holder of record of shares of Series A Preferred Stock on the corresponding Dividend Record Date. At the time that such holder of shares of Series A Preferred Stock surrenders shares of Series A Preferred Stock for conversion, however, it shall pay to the Company an amount equal to the dividend that has accrued and that will be paid on the related Dividend Payment Date; provided that no such payment need be made if the Company has specified a Fundamental Change Repurchase Date (as defined in Section 8(k)(ix)) relating to a Fundamental Change that is after a Dividend Record Date and on or prior to the Dividend Payment Date to which that Dividend Record Date relates.

(iv) If the holder of shares of Series A Preferred Stock is a holder of shares of Series A Preferred Stock on a Dividend Record Date and converts such shares of Series A Preferred Stock into shares of Common Stock on or after the corresponding Dividend Payment Date such holder of shares of Series A Preferred Stock shall be entitled to receive the dividend payable on such shares of Series A Preferred Stock on such corresponding Dividend Payment Date, and the holder of shares of Series A Preferred Stock shall not need to include payment of the amount of such dividend upon surrender for conversion of shares of Series A Preferred Stock.

(g) Payment of Dividends Upon Conversion: Company Conversion Option.

(i) If the Company converts shares of Series A Preferred Stock pursuant to its Conversion Option, on or prior to the Effective Date of the Conversion Option, the Company must first declare and pay, or declare and set aside for payment, any unpaid dividends that are in arrears on Series A Preferred Stock.

(ii) If the Company exercises its Conversion Option and the Effective Date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, the holder of shares of Series A Preferred Stock shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date. Accordingly, if the Company converts shares of Series A Preferred Stock and the Effective Date is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, holders of shares of Series A Preferred Stock shall forego the right to receive any dividends accruing from such Dividend Payment Date to the Effective Date.

(iii) If the Company exercises its Conversion Option and the Effective Date is on or after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends payable for such period with respect to the shares of Series A Preferred Stock called for a conversion on such date, shall be payable on such Dividend Payment Date to the holder of such shares of Series A Preferred Stock on such Dividend Record Date.

(h) Conversion Rate Adjustments. The Company shall adjust the conversion rate from time to time as follows:

(i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the business day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s board of directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(iii) If the Company distributes shares of its capital stock, evidence of indebtedness or other assets or property to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 × SP0/(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Company’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such distribution, and the aggregate liquidation preference of Series A Preferred Stock held by such holder and the denominator of which is $25.00.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the conversion rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:

CR1 = CR0 × (FMV0+MP0 )/ MP0

where

CR0 = the conversion rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Company makes any cash dividend or distribution to all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.15 (subject to adjustment) (the “reference dividend”), multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0 – C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of Common Stock that exceeds the reference dividend;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of cash such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the conversion rate in effect on the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Series A Preferred Stock held by such holder and the denominator of which is $25.00.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment shall be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (iv).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (iv) as a result of a distribution that is not a quarterly dividend, the reference dividend amount shall be deemed to be zero.

(v) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate shall be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) If the Company has in effect a rights plan while any shares of Series A Preferred Stock remain outstanding, holders of shares of Series A Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Company’s board of directors may adopt have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of Series A Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of Series A Preferred Stock, the Company shall adjust the conversion rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(vii) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) and (v) above, in no event shall the conversion rate exceed 1.9011 shares of Common Stock per $25.00 liquidation preference, subject to adjustment pursuant to paragraphs (i), (ii) and (iii) above. In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

(viii) The Company shall not make any adjustment to the conversion rate if holders of shares of Series A Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (vi) above.

(ix) The conversion rate shall not be adjusted except as specifically set forth in this Section 8 to these Articles Supplementary. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or those of the Operating Partnership, and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of the Operating Partnership; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series A Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions; and (F) the issuance of limited partnership units by the Operating Partnership and the issuance of shares of Common Stock or the payment of cash upon redemption thereof.

(x) No adjustment in the conversion rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are called for redemption, all adjustments not previously made shall be made on the applicable redemption date.

(xi) Except as described in this Section 8 of these Articles Supplementary, the Company shall not adjust the conversion rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.

(i) Effect of Business Combinations. In the case of the following events (each a “business combination”):

(i) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);

(ii) a consolidation, merger or combination involving the Company;

(iii) a sale, conveyance or lease to another corporation of all or substantially all of the Company’s property and assets (other than to one or more of the Company’s subsidiaries); or

(iv) a statutory share exchange,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, a holder of shares of Series A Preferred Stock shall be entitled thereafter to convert such shares of Series A Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon such business combination as if such holder of shares of Series A Preferred Stock held a number of shares of Common Stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of Series A Preferred Stock held by such holder of shares of Series A Preferred Stock. If such business combination also constitutes a Fundamental Change, a holder of shares of Series A Preferred Stock converting such shares shall not receive a Make-Whole Premium pursuant to Section 8(l) hereof if such holder does not convert its shares of Series A Preferred Stock in connection with a Fundamental Change during the Fundamental Change Conversion Period. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Company shall make adequate provision whereby the holders of shares of Series A Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of Series A Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of Series A Preferred Stock who participate in such determination, shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock and (2) two business days prior to the anticipated effective date of the business combination.

The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of Series A Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Company’s transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of Series A Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of Series A Preferred Stock to convert such holder’s shares of Series A Preferred Stock into shares of Common Stock prior to the effective date of such business combination.

(j) Optional Increase to Conversion Rate. To the extent permitted by law, the Company may, from time to time, increase the conversion rate for a period of at least 20 days if the Company’s board of directors determines that such an increase would be in the Company’s best interests. Any such determination by the Company’s board of directors shall be conclusive. In addition, the Company may increase the conversion rate if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution of Common Stock or similar event. The Company shall give holders of shares of Series A Preferred Stock at least 15 business days’ notice of any increase in the conversion rate.

(k) Special Conversion Right of Series A Preferred Stock upon a Fundamental Change; Company Repurchase Right.

(i) On or prior to April 1, 2018, in the event of a Fundamental Change, each holder of Series A Preferred Stock shall have the right (the “Fundamental Change Conversion Right”) to convert some or all of the Series A Preferred Stock as described in this Section 8(k).

(ii) In the event of a Fundamental Change and if a holder converts its Series A Preferred Stock at any time beginning at the opening of business on the Trading Day immediately following receipt of the notice described in Section 8(k)(iv) and ending at the close of business on the Fundamental Change Conversion Date (the “Fundamental Change Conversion Period”), the holder shall automatically receive, with respect to each converted share of Series A Preferred Stock, the greater of:

(A) a number of shares of Common Stock, as calculated pursuant to Section 8(b) of these Articles Supplementary (with such adjustment or cash payment for fractional shares as the Company may elect pursuant to Section 8(h) of these Articles Supplementary), plus the Make-Whole Premium, if any, described in Section 8(l); and

(B) a number of shares of Common Stock equal to the lesser of (1) the $25.00 liquidation preference divided by the Market Price of the Common Stock on the effective date of such Fundamental Change and (2) 2.7159 (subject to adjustment as provided in Section 8(h)), which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock.

In addition to the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock at the option of the holder on any conversion date during the Fundamental Change Conversion Period, each converting holder will have the right to receive an amount equal to all accrued, accumulated and unpaid dividends on such converted shares of Series A Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding the conversion date (other than previously declared dividends on the Series A Preferred Stock payable to holders of record as of a prior date), provided that the Company is then legally permitted to pay such dividends. If the Company is not then legally permitted to pay such dividends, then no such payment shall become due.

(iii) In lieu of issuing the number of shares of Common Stock issuable upon conversion pursuant to Section 8(k)(ii), the Company may, at its option, make a cash payment for some or all of the shares of the Series A Preferred Stock as to which the conversion right was exercised at a price (the “Fundamental Change Repurchase Price”) equal to the Market Price determined for the Fundamental Change Conversion Date for each such share of Common Stock otherwise issuable upon conversion. To the extent the Company redeems some of the shares of the Series A Preferred Stock in cash, the payment for such shares of the Series A Preferred Stock as to which the conversion right was exercised shall be made on a pro rata basis among the holders of such shares of the Series A Preferred Stock.

(iv) At least 15 days before the anticipated effective date of a Fundamental Change, the Company shall provide to the holder of Series A Preferred Stock and the Company’s transfer agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (A) the events constituting the Fundamental Change; (B) the anticipated effective date of the Fundamental Change; (C) the last date on which the holder of Series A Preferred Stock may exercise the Fundamental Change Conversion Right; (D) to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price; (E) that the Company may elect to repurchase for cash some or all of the Series A Preferred Stock as to which the Fundamental Change Conversion Right may be exercised; (F) the method of calculating the Market Price of Common Stock; (G) the Fundamental Change Conversion Date; (H) the name and address of the paying agent and the conversion agent; (I) the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change; (J) that Series A Preferred Stock as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and (K) the procedures that the holder of Series A Preferred Stock must follow to exercise the Fundamental Change Conversion Right.

(v) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Series A Preferred Stock.

(vi) To exercise the Fundamental Change Conversion Right, the holder of Series A Preferred Stock shall deliver, on or before the close of business on the last day of the Fundamental Change Conversion Period, the Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company’s transfer agent. The conversion notice shall state (A) the relevant Fundamental Change Conversion Date; (B) the number of shares of Series A Preferred Stock to be converted; and (C) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice shall comply with applicable DTC procedures.

(vii) Holders of Series A Preferred Stock may withdraw any notice of exercise of its Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the business day prior to the last day of the Fundamental Change Conversion Period. The notice of withdrawal shall state (A) the number of withdrawn shares of Series A Preferred Stock; (B) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (C) the number of shares of the Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(viii) Series A Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into shares of Common Stock in accordance with the Fundamental Change Conversion Right during the Fundamental Change Conversion Period, unless the Company has elected to repurchase such Series A Preferred Stock.

(ix) The holder of any shares of Series A Preferred Stock which the Company has elected to repurchase and as to which the conversion election has not been properly withdrawn shall receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series A Preferred Stock (the “Fundamental

Change Repurchase Date”). If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series A Preferred Stock on the business day following the Fundamental Change Conversion Date, then (A) the Series A Preferred Stock shall cease to be outstanding and dividends shall cease to accrue (whether or not book-entry transfer of the Series A Preferred Stock is made or whether or not the Series A Preferred Stock certificate is delivered to the Company’s transfer agent); and (B) all of the other rights of the holder of Series A Preferred Stock shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series A Preferred Stock).

(l) Determination of Make-Whole Premium.

(i) If, on or prior to April 1, 2018, a Fundamental Change takes place and a holder of Series A Preferred Stock elects to convert its shares of Series A Preferred Stock upon the occurrence of a Fundamental Change pursuant to Section 8(k) of these Articles Supplementary, in certain circumstances, the Conversion Rate will be increased by the number of shares set forth in the table below (the “Make-Whole Premium”).

(ii) The Make-Whole Premium shall be determined by reference to the table below, based on the date on which the Fundamental Change becomes effective and the stock price. If holders of the Common Stock receive only cash in the transaction constituting a Fundamental Change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the Closing Sale Prices of the Common Stock on the ten (10) consecutive Trading Days prior to but not including the date on which the Fundamental Change becomes effective. The following table sets forth the stock price paid, or deemed paid, per share of the Common Stock in a transaction that constitutes the Fundamental Change, the effective date and the Make-Whole Premium (expressed as the number of additional shares of Common Stock that will be added to the Conversion Rate) to be paid upon a conversion in connection with a Fundamental Change:

	Common Stock Share Price (1)
Effective Date	$13.15	$15.00	$17.00	$19.00	$21.00	$23.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00
January 28, 2011	0.234	0.180	0.140	0.113	0.095	0.082	0.073	0.058	0.048	0.042	0.037	0.033
April 1, 2012	0.234	0.168	0.123	0.094	0.076	0.064	0.055	0.043	0.036	0.031	0.027	0.024
April 1, 2013	0.234	0.155	0.104	0.070	0.050	0.039	0.032	0.025	0.021	0.018	0.016	0.014
April 1, 2014	0.234	0.154	0.092	0.043	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2015	0.234	0.152	0.089	0.040	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2016	0.234	0.155	0.088	0.035	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2017	0.234	0.162	0.091	0.032	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
April 1, 2018	0.234	0.168	0.091	0.028	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(1)	The stock prices set forth in the table will be adjusted as of any date on which the Conversion Rate of the Series A Preferred Stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction: (A) whose numerator is the Conversion Rate immediately before the adjustment and (B) whose denominator is the adjusted Conversion Rate. In addition, the Company shall adjust the number of additional shares in the table above in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h).

(iii) The exact stock price and effective date may not be set forth on the table, in which case: (A) if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year; (B) if the stock price is in excess of $50.00 per share (subject to adjustment in the same manner as the stock price), no Make-Whole Premium will be paid; and (C) if the stock price is less than or equal to $13.15 per share (subject to adjustment in the same manner as the stock price), no Make-Whole Premium will be paid. However, the Company will not increase the Conversion Rate as described above to the extent the increase will cause the Conversion Rate to exceed 1.9011. The Company will adjust the maximum Conversion Rate in the same manner in which, and for the same events for which, the Company must adjust the Conversion Rate as described in Section 8(h) of these Articles Supplementary.

SECTION 9. Record Holders. The Company and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor its transfer agent shall be affected by any notice to the contrary.

SECTION 10. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock; provided, however, that the Series A Preferred Stock owned by a stockholder in excess of the Series A Ownership Limit shall be subject to the provisions of Section 5 and Section 7 of these Articles Supplementary.

SECTION 11. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Charter and these Articles Supplementary.

SECTION 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 13. Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

SECTION 14. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

FOURTH: The Series A Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

SEVENTH: The undersigned Chairman and Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary as of the date first written above.

EXCEL TRUST, INC.

By:	/s/ Gary B. Sabin
Name:	Gary B. Sabin
Title:	Chairman and
Chief Executive Officer

ATTEST:

/s/ S. Eric Ottesen
Name:	S. Eric Ottesen
Title:	Secretary

[Signature Page to Articles Supplementary]

47